UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: July 27, 2010
(Date of earliest event reported)
CA, Inc.
(Exact name of registrant as specified in charter)
Delaware
(State or other jurisdiction of incorporation)

1-9247	13-2857434

(Commission File Number)	(IRS Employer Identification No.)

One CA Plaza Islandia, New York	11749

(Address of principal executive offices)	(Zip Code)
(800) 225-5224
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
(a) The Annual Meeting of Stockholders of CA, Inc. (the “Company”) was held on July 27, 2010.
(b) The final voting results on the proposals presented at the meeting are set forth below.
1. Election of Directors:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Raymond J. Bromark	388,454,291	27,278,816	13,614,079	26,976,388
Gary J. Fernandes	411,047,247	4,696,287	13,603,652	26,976,388
Kay Koplovitz	411,275,130	4,461,653	13,610,403	26,976,388
Christopher B. Lofgren	411,371,601	4,380,484	13,595,101	26,976,388
William E. McCracken	411,178,382	4,499,185	13,669,619	26,976,388
Richard Sulpizio	411,385,603	4,376,246	13,585,337	26,976,388
Laura S. Unger	408,988,494	6,786,950	13,571,742	26,976,388
Arthur F. Weinbach	401,047,791	28,164,897	134,498	26,976,388
Renato (Ron) Zambonini	389,195,236	26,537,044	13,614,906	26,976,388
2. Proposal 2 to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal 2	426,439,683	29,657,845	226,046	0
3. Proposal 3 to ratify the Stockholder Protection Rights Agreement:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal 3	329,112,555	99,971,996	262,635	26,976,388
4. Proposal 4, the Stockholder proposal:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal 4	98,894,696	330,018,652	433,838	26,976,388

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, INC.
Date: July 28, 2010	By:	/s/ C.H.R. DuPree
C.H.R. DuPree
Senior Vice President, Corporate Governance, and Corporate Secretary